2006-2007 Saskatchewan Provincial Budget

The Hon. Andrew Thomson Minister of Finance	Supplementary Estimates November

SASKATCHEWAN

Supplementary Estimates - November
For the Fiscal Year
Ending March 31
2007

General Revenue Fund
Supplementary Estimates - November
Table of Contents

Introduction	3
Statement of Operations and Accumulated Deficit	4
Statement of Change in Net Debt	4
Fiscal Stabilization Fund	5
Saskatchewan Infrastructure Fund	5
Appropriation to Expense Reconciliation	5
Schedule of Budgetary Appropriation	6
Schedule of Capital Appropriation	7
Schedule of Appropriation by Classification	8
Schedule of Lending and Investing Disbursements	9
Debt Redemption	9

Budgetary Appropriation - Executive Branch of Government
Advanced Education and Employment	11
Agriculture and Food	12
Community Resources	12
Corrections and Public Safety	13
Culture, Youth and Recreation	13
Environment	14
First Nations and Metis Relations	14
Government Relations	15
Health	15
Highways and Transportation	16
Highways and Transportation - Capital	16
Information Technology Office	16
Justice	17
Learning	17
Property Management	17
SaskEnergy Incorporated	18

Amortization	18
Saskatchewan Infrastructure Fund	19

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Introduction

The 2006-07 Supplementary Estimates – November are prepared in accordance with The Financial Administration Act, 1993. They are requests for additional funding from the General Revenue Fund (GRF) that were not included in the main Estimates presented with the Government’s 2006-07 Budget.

The funding requests reflect the additional commitments that the government has or will undertake during the fiscal year. The requested funding is the net amount required by a department after reallocating voted appropriations not required in other areas of the department.

The Supplementary Estimates – November contain revised financial statements and schedules similar in format to those included in the main Estimates and incorporate estimated changes in revenue, expense and loan disbursements.

The detail section of the Supplementary Estimates – November follows the same Vote (department), subvote (major program area) and allocation (component of a subvote) as the main Estimates. The department’s mandate and subvote description provided in the main Estimates apply to the Supplementary Estimates – November. Subvote descriptions may be expanded by the explanation for the additional funding provided by the Supplementary Estimates.

Subvote descriptions for new subvotes are incorporated into the explanation for the additional funding.

The Supplementary Estimates – November contain a Vote for SaskEnergy Incorporated that was not included in the main Estimates. The Vote is necessary to provide funding to SaskEnergy for a natural gas pipeline to the La Ronge and Weyakwin communities.

The Supplementary Estimates – November also contain a new Vote (statutory) for the Saskatchewan Infrastructure Fund. This vote is necessary to permit the GRF to transfer funds to the Saskatchewan Infrastructure Fund (SIF) to be used for infrastructure projects.

To improve transparency, the new SIF and the Fiscal Stabilization Fund, will be cash funded. The cash will be invested in short and medium term marketable securities, however, the investment income will be recorded as revenue of the GRF. The investments will be liquidated and fund balances drawn down when the funds transfer money back to the GRF to be used in accordance with the purposes of each fund.

The Principles and Concepts, Accounting Policies and Glossary of Terms outlined in the main Estimates apply to the Supplementary Estimates – November.

3

Statement of Operations and Accumulated Deficit
 (in thousands of dollars)

	Original Estimated 2006-07	Revised Estimated 2006-07	Change 2006-07
Revenue	7,727,200	8,129,500	402,300
Operating Expense	7,149,292	7,473,985	324,693
Operating Surplus	577,908	655,515	77,607
Debt Servicing	(551,000)	(541,000)	10,000
Transfer from (to) Fiscal Stabilization Fund	75,000	--	(75,000)
Net Transfer from (to) Saskatchewan Infrastructure Fund	--	(80,000)	(80,000)
Surplus for the Year	101,908	34,515	(67,393)
Accumulated Deficit, Beginning of Year	(4,415,622)	(4,322,801)[1]	92,821
Accumulated Deficit, End of Year	(4,313,714)	(4,288,286)	25,428
[1] This amount represents the accumulated deficit at March 31, 2006 as shown in the 2005-06 Public Accounts.

Statement of Change in Net Debt
 (in thousands of dollars)

	Original Estimated 2006-07	Revised Estimated 2006-07	Change 2006-07
Annual Surplus	101,908	34,515	(67,393)
Acquisition of Capital Assets	(241,001)	(289,423)	(48,422)
Amortization of Capital Assets	143,896	153,256	9,360
(Increase) Decrease in Net Debt from Operations	4,803	(101,652)	(106,455)
Net Debt at Beginning of Year	(6,718,407)	(6,635,946)[1]	82,461
Net Debt at End of Year	(6,713,604)	(6,737,598)	(23,994)
[1] This amount represents the net debt at March 31, 2006 as shown in the 2005-06 Public Accounts.

4

Fiscal Stabilization Fund
 (in thousands of dollars)

	Original Estimated 2006-07	Revised Estimated 2006-07		Change 2006-07
Fiscal Stabilization Fund, Beginning of Year	765,900	887,500	[1]	121,600
Transfer from (to) General Revenue Fund	(75,000)	--		75,000
Fiscal Stabilization Fund, End of Year [2]	690,900	887,500		196,600
[1] This amount represents the balance as at March 31, 2006 as shown in the 2005-06 Public Accounts. This amount reflects an actual 2005-06 transfer of $139M to the Fund instead of the $17M that was forecasted.
[2] Since its inception the balance of the fund has been deposited with the General Revenue Fund. Starting in 2006-07 it will be invested in short and medium term marketable securities.

Saskatchewan Infrastructure Fund
 (in thousands of dollars)

	Original Estimated 2006-07	Revised Estimated 2006-07	Change 2006-07
Saskatchewan Infrastructure Fund, Beginning of Year	--	--	--
Transfer from General Revenue Fund	--	100,000	100,000
Transfer for Building Communities Program [1]	--	(20,000)	(20,000)
Saskatchewan Infrastructure Fund, End of Year [2]	--	80,000	80,000
[1] The transfer to the General Revenue Fund for the Department of Culture, Youth and Recreation – Building Communities Program will be used to meet commitments for cultural and recreational infrastructure.
[2] The balance of the fund will be invested in short and medium term marketable securities.

Appropriation to Expense Reconciliation
 (in thousands of dollars)

	Original Estimated 2006-07		Supplementary Estimated 2006-07	Estimated Adjustments 2006-07	Revised Estimated 2006-07
Operating Appropriation	7,275,749		383,055	(19,300)	7,639,504
Acquisition of Capital Assets	(241,001)		(43,200)	(5,222)[1]	(289,423)
Amortization of Capital Assets	114,544	[2]	9,360	--	123,904	[2]
Operating Expense	7,149,292		349,215	(24,522)	7,473,985
[1] This amount includes net transfers between capital and non-capital appropriations, capital underexpenditures and capital funding that was appropriated in and carried over from the previous fiscal year.
[2] Total capital amortization of government owned assets excludes amortization incurred by service providers such as the Department of Property Management that is recovered in billings to their clients [other departments ($18,832K) and non-GRF organizations ($10,520K)].

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Schedule of Budgetary Appropriation
 (in thousands of dollars)

	Original Estimated 2006-07	Supplementary Estimated 2006-07	Estimated Adjustments 2006-07	Revised Estimated 2006-07
Executive Branch of Government
Advanced Education and Employment	602,335	71,470	--	673,805
Agriculture and Food	264,792	66,630	--	331,422
Community Resources	603,296	49,953	--	653,249
Corrections and Public Safety	146,613	13,547	(3,952)	156,208
Culture, Youth and Recreation	50,320	22,110	--	72,430
Environment	202,471	12,900		215,371
Executive Council	8,909	--	--	8,909
Finance	40,706	--	--	40,706
– Public Service Pensions and Benefits	219,103	--	--	219,103
First Nations and Metis Relations	51,095	11,487	--	62,582
Government Relations	199,404	13,965	--	213,369
Health	3,189,398	30,400	--	3,219,798
Highways and Transportation	203,579	22,630	--	226,209
Highways and Transportation Capital	141,382	32,000	6,574 [1]	179,956
Industry and Resources	87,138	--	(19,455)	67,683
Information Technology Office	5,695	100	--	5,795
Justice	234,141	3,833	--	237,974
Labour	15,659	--	--	15,659
Learning	766,287	22,230	--	788,517
– Teachers’ Pensions and Benefits	138,749	--	(2,883)	135,866
Northern Affairs	5,709	--	--	5,709
Property Management	34,266	2,800	--	37,066
Public Service Commission	14,163	--	--	14,163
Regional Economic and Co-operative Development	11,111	--	--	11,111
Saskatchewan Research Council	8,446	--	--	8,446
SaskEnergy Incorporated	--	7,000	--	7,000

Legislative Branch of Government
Chief Electoral Officer	882	--	416	1,298
Children’s Advocate	1,295	--	--	1,295
Conflict of Interest Commissioner	138	--	--	138
Information and Privacy Commissioner	599	--	--	599
Legislative Assembly	20,198	--	--	20,198
Ombudsman	1,816	--	--	1,816
Provincial Auditor	6,054	--	--	6,054

Operating Appropriation	7,275,749	383,055	(19,300)	7,639,504
“To be Voted” Operating Appropriation	7,022,405	383,055	(19,716)	7,385,744
“Statutory” Operating Appropriation	253,344	--	416	253,760

Operating Appropriation	7,275,749	383,055	(19,300)	7,639,504

Servicing Government Debt (Statutory)	551,000	--	(10,000)	541,000

Transfer to Saskatchewan Infrastructure
Fund (Statutory)	--	--	100,000	100,000

Total Budgetary Appropriation	7,826,749	383,055	70,700	8,280,504

[1] This amount represents capital appropriation carried over from the previous fiscal year as permitted by The Appropriation Act.

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Schedule of Capital Appropriation
 (in thousands of dollars)

Capital Asset Acquisitions	Original Estimated 2006-07	Supplementary Estimated 2006-07	Estimated Adjustments 2006-07		Revised Estimated 2006-07
Advanced Education and Employment	809	--	--		809
Chief Electoral Officer	75	--	--		75
Community Resources	2,450	--	1,100		3,550
Corrections and Public Safety	17,225	--	(3,952)		13,273
Environment	28,277	7,000	--		35,277
Finance	900	--	--		900
Health	11,621	--	--		11,621
Highways and Transportation	9,314	--	--		9,314
Highways and Transportation Capital	141,382	32,000	6,574	[1]	179,956
Industry and Resources	400	--	--		400
Information Technology Office	250	--	--		250
Justice	2,822	1,400	--		4,222
Legislative Assembly	43	--	--		43
Property Management	24,324	2,800	1,500		28,624
Provincial Auditor	79	--	--		79
Public Service Commission	1,030	--	--		1,030

Capital Asset Acquisitions	241,001	43,200	5,222		289,423

Capital Transfer Payments
Advanced Education and Employment
Post–Secondary Facilities	4,900	55,530	--		60,430
French Language Institute	1,300	--	--		1,300
Community Resources
Saskatchewan Housing Corporation	--	49,953	--		49,953
Culture, Youth and Recreation
Saskatchewan Communications Network	330	--	--		330
Building Communities Program	--	20,000	--		20,000
Environment
Saskatchewan Watershed Authority	2,574	--	--		2,574
Government Relations
Transit Vehicles for the Disabled	275	--	--		275
Rural Revenue Sharing – Roads and Other Infrastructure	3,450	--	--		3,450
Canada–Saskatchewan Infrastructure Program	6,000	--	--		6,000
Municipal Rural Infrastructure Fund	23,765	--	--		23,765
Canada Strategic Infrastructure Fund	5,000	--	--		5,000
Urban Development Agreements	1,000	--	--		1,000
New Deal for Cities and Communities	17,319	--	--		17,319
Public Transit Program	12,500	13,965	--		26,465
Health
Health Facilities	44,040	--	--		44,040
Medical Equipment	22,000	--	--		22,000
Learning
K–12 School Facilities	21,852	22,230	--		44,082
SaskEnergy Incorporated
La Ronge Natural Gas Service	--	7,000	--		7,000
Capital Transfer Payments	166,305	168,678	--		334,983
Capital Appropriation	407,306	211,878	5,222		624,406
[1] This amount represents capital appropriations carried over from the previous fiscal year as permitted by The Appropriation Act.

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Schedule of Appropriation by Classification
 (Supplementary Estimates - November)
(in thousands of dollars)

	Government Delivered Programs					Transfers
			Supplier			Transfers for Public Service
Vote	Salaries		and Other Payments	Pensions/ Benefits	Capital	Operating	Pensions/ Benefits	Capital	Transfers to Individuals		2006-07 Total

Executive Branch of Government
Advanced Education and Employment	--		750	--	--	12,716	--	55,530	2,474		71,470
Agriculture and Food	--	[1]	--	--	--	1,500	--	--	65,130	[1]	66,630
Community Resources	--		--	--	--	--	--	49,953	--		49,953
Corrections and Public Safety	4,886		376	--	--	--	--	--	8,285		13,547
Culture, Youth and Recreation	--		1,584	--	--	526	--	20,000	--		22,110
Environment	--		900	--	7,000	5,000	--	--	--		12,900
First Nations and Metis Relations	90		10	--	--	11,387	--	--	--		11,487
Government Relations	--		--	--	--	--	--	13,965	--		13,965
Health	--		400	--	--	28,000	--	--	2,000		30,400
Highways and Transportation	--		22,630	--	--	--	--	--	--		22,630
Highways and Transportation Capital	--		--	--	32,000	--	--	--	--		32,000
Information Technology Office	--		100	--	--	--	--	--	--		100
Justice	1,033		--	--	1,400	1,200	--	--	200		3,833
Learning	--		--	--	--	--	--	22,230	--		22,230
Property Management	--		--	--	2,800	--	--	--	--		2,800
SaskEnergy Incorporated	--		--	--	--	--	--	7,000			7,000
Supplementary Operating
Appropriation	6,009	[1]	26,750	--	43,200	60,329	--	168,678	78,089	[1]	383,055
[1] An amendment was tabled in the Legislative Assembly on November 21, 2006. $5,130K was inadvertently identified as Salaries rather than Transfers to Individuals and has been adjusted accordingly.

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Schedule of Lending and Investing Disbursements
 (in thousands of dollars)

	Original Estimated 2006-07	Revised Estimated 2006-07	Change 2006-07
Crown Corporations – Loans

Vote
159 Information Services Corporation of Saskatchewan	20,000	19,500	(500)
151 Municipal Financing Corporation of Saskatchewan	--	8,600	8,600
154 Saskatchewan Opportunities Corporation	26,800	22,200	(4,600)
152 Saskatchewan Power Corporation	100,000	15,900	(84,100)
153 Saskatchewan Telecommunications Holding Corporation	165,000	39,800	(125,200)
140 Saskatchewan Water Corporation	4,600	4,600	--
150 SaskEnergy Incorporated	58,200	55,200	(3,000)
Crown Corporations – Loans (Statutory)	374,600	165,800	(208,800)
Other – Loans
169 Advanced Education and Employment	60,000	60,000	--
145 Highways and Transportation	1,000	1,000	--
163 Northern Affairs	2,500	2,500	--
144 Regional Economic and Co–operative Development	5,650	5,650	--
Other – Loans (To Be Voted)	69,150	69,150	--
Loans	443,750	234,950	(208,800)
Investments
176 Contributions to Sinking Funds (Statutory)	94,000	94,010	10
146 Agriculture and Food – Land (To Be Voted)	400	100	(300)
Investments	94,400	94,110	(290)
Disbursements	538,150	329,060	(209,090)

Debt Redemption
 (in thousands of dollars)

	Original Estimated 2006-07	Revised Estimated 2006-07	Change 2006-07
Debt Redemption
Vote
175 Crown Enterprise Share (Statutory)	203,885	272,685	68,800
175 Government Share (Statutory)	1,078,988	1,126,632	47,644
	1,282,873	1,399,317	116,444

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General Revenue Fund
Supplementary Estimates – November
 For the Fiscal Year Ending March 31, 2007
(in thousands of dollars)

		Voted Supplementary Estimates 2006-07

Budgetary Appropriation

Executive Branch of Government

Advanced Education and Employment – Vote 37

Student Support Programs (AE03)
Provincial Training Allowance		2,474

Post-Secondary Education (AE02)
Saskatchewan Institute of Applied Science and Technology (SIAST)
– Operating	1,202
Regional Colleges	1,025
Post–Secondary Capital Transfers	55,530
Apprenticeship and Trade Certification Commission	221	57,978
Training Programs (AE05)
JobStart–Future Skills	5,296
Northern Skills Training	2,000
Basic Education	2,677	9,973
Career and Employment Services (AE04)
Operational Support	750
Labour Market Information	295	1,045
		71,470

Additional funding is required to provide for: labour market initiatives; training program expansions; and, capital maintenance and infrastructure projects in post-secondary institutions, for which the federal government has provided $30,339K under Bill C-48. Funding is also required to satisfy the province’s outstanding commitment under the Northern Development Agreement.

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Supplementary Estimates – November
 Continued
(in thousands of dollars)

Voted Supplementary Estimates 2006-07
Agriculture and Food – Vote 1

Farm Stability and Adaptation (AG08)
Canadian Agricultural Income Stabilization Program	60,000

Industry Assistance (AG03)
Industry Assistance	1,500

Financial Programs (AG09)
Unseeded Acreage Payments	5,130
66,630

Additional funding is required: to fully fund the Province’s share of the Canadian Agricultural Income Stabilization (CAIS) Program for the 2006 program year; for restructuring costs of the World Wide Pork meat processing plant; and, for $18.2M in payments to producers to compensate for loss of revenue based on unseeded acreage due to spring flooding. The funding required to make these payments has been partially off–set by savings in other program areas.

Community Resources – Vote 36

Housing (CR12)
Saskatchewan Housing Corporation	49,953
49,953

An appropriation is required to allocate $24,175K for affordable housing programs and $26,377K for off–reserve aboriginal housing programs provided by the federal government under Bill C–48. The required funding has been partially off–set by savings in other program areas.

12

Supplementary Estimates – November
 Continued
(in thousands of dollars)

		Voted Supplementary Estimates 2006-07
Corrections and Public Safety – Vote 73

Central Management and Services (CP01)
Central Services		237

Adult Corrections (CP04)
Adult Corrections Facilities	4,749
Community Operations	137	4,886
Public Safety (CP06)
Protection and Emergency Services	80
Licensing and Inspections	59
Provincial Disaster Assistance Program	8,285	8,424
		13,547

Additional funding is required: to manage higher than anticipated inmate counts in adult correctional facilities; for greater than anticipated provincial disaster assistance claims resulting from both the 2006 spring flooding and a carry–over from the 2005 storms; and, for miscellaneous operational expenditures.

Culture, Youth and Recreation – Vote 27

Central Management Services (CY01)
Central Services	1,500

Culture (CY03)
Culture Operations Support	84

Community Initiatives Fund (CY06)
Community Initiatives Fund	126

Building Communities (CY11)
Building Communities Program	20,000

Heritage (CY07)
Western Development Museum	400
22,110

Additional funding is required: to communicate community and youth initiatives; to support a review of the music industry in Saskatchewan; and, for additional payments to the Community Initiatives Fund in accordance with agreements in distributing gaming proceeds. Funding is required under the Building Communities Program funded by the Saskatchewan Infrastructure Fund for new construction, sustainable development and rehabilitation of community–created recreational, cultural, social and economic infrastructure. Funding is also required to provide for an increase in operating costs for the Western Development Museum.

13

Supplementary Estimates – November
 Continued
(in thousands of dollars)

		Voted Supplementary Estimates 2006-07
Environment – Vote 26

Fire Management and Forest Protection (ER10)
Recoverable Fire Suppression Operations	900
Forest Fire Capital Projects	7,000	7,900
Planning and Risk Analysis (ER14)
Green Initiatives		5,000
		12,900

Additional funding is required to provide for recoverable out–of–province fire suppression activities and replacement of a provincial fire suppression aircraft. Funding is also required to support Green Initiatives.

First Nations and Metis Relations – Vote 25

Central Management and Services (FN01)
Executive Management	100

Policy Coordination and Support for Aboriginal Organizations (FN02)
Support for Aboriginal Organizations and Issues	350

Gaming Agreements (FN03)
First Nations Gaming Agreements	11,037
11,487

Additional funding is required to provide for federally reimbursed costs of the Independent Oversight Committee to plan for a general Metis Nation – Saskatchewan election in 2007 and for grants to support Aboriginal events and initiatives. Funding is also required for payments to the First Nations Trust and Community Development Corporations due to higher Saskatchewan Gaming Corporation and Saskatchewan Indian Gaming Authority audited net incomes in 2005–06 and revised 2006–07 net income forecasts and for miscellaneous operational expenditures.

14

Supplementary Estimates – November
 Continued
(in thousands of dollars)

Voted Supplementary Estimates 2006-07
Government Relations – Vote 30

New Deal for Cities and Communities (GR10)
Public Transit Program	13,965
13,965

An appropriation is required to allocate $27,162K provided by the federal government under Bill C–48 to support public transit initiatives. The required funding is partially off–set by savings in other program areas.

Health – Vote 32

Central Management and Services (HE01)
Central Services	400
Provincial Health Services (HE04)
Provincial Targeted Programs and Services	4,000

Regional Health Services (HE03)
Regional Targeted Programs and Services	15,000

Medical Services and Medical Education Programs (HE06)
Out–of–Province	9,000

Drug Plan and Extended Benefits (HE08)
Saskatchewan Prescription Drug Plan	2,000
30,400

Additional funding is required primarily for health sector recruitment and retention initiatives, reclassification and pay equity adjustments in regional health services, higher than anticipated utilization of out–of–province medical services, and increased drug costs in the Saskatchewan Prescription Drug Plan.

15

Supplementary Estimates – November
 Continued
(in thousands of dollars)

		Voted Supplementary Estimates 2006-07
Highways and Transportation – Vote 16

Operation of Transportation System (HI10)
Road Safety and Traffic Guidance		600

Preservation of Transportation System (HI04)
Surface Preservation	16,800
Strategic Partnership Program – Road Management	5,230	22,030
		22,630

Additional funding is required to address public safety concerns and provide for road surface repairs and preservation costs due to damage from spring flooding. Funding is also required for costs associated with building up aggregate inventories to advance the 2007–08 preservation program and to initiate several road management projects.

Highways and Transportation Capital – Vote 17

Infrastructure Rehabilitation (HC01)
Infrastructure Rehabilitation	9,900

Infrastructure Enhancement (HC02)
Highways and Bridges	22,100
32,000

Additional funding is required: for construction costs on Highway 302 due to the roadbed moving as a result of a landslide; to commence engineering and design, property purchase and bridge construction on Highway 219; and, to build up aggregate inventories and secure contractor capacity to advance the department’s transportation strategy in the 2007–08 construction season.

Information Technology Office – Vote 74

IT Coordination and Transformation Initiatives (IT03)
Information Technology Coordination	100
100

Additional funding is required to implement new website content management tools that will make it easier to manage information on the government’s central internet site.

16

Supplementary Estimates – November
 Continued
(in thousands of dollars)

		Voted Supplementary Estimates 2006-07
Justice – Vote 3

Central Management and Services (JU01)
Accommodation Services		1,400

Legal and Policy Services (JU04)
Public Prosecutions	33
Communications and Public Education	50	83
Community Justice (JU05)
Police Programs	50
Royal Canadian Mounted Police	1,100	1,150
Boards and Commissions (JU08)
Inquiries	1,000
Legal Aid Commission	200	1,200
		3,833

Additional funding is required to provide for: planning potential court capital projects; the provincial strategy to prevent sexual exploitation of children; the Spiritwood manhunt and investigation by the Royal Canadian Mounted Police; the completion of the Milgaard Inquiry; and, a settlement on a legal action through the Legal Aid Commission.

Learning – Vote 5

Pre-K – 12 Education (LR03)
School Capital Transfers	22,230
22,230

Additional funding is required to provide for grants to school boards to address capital project commitments on a more timely basis and provide for increased costs for K–12 capital projects due to significant inflation in the construction industry.

Property Management – Vote 13

Major Capital Asset Acquisitions (PM07)
Machinery and Equipment	2,800
2,800

Additional funding is required to buy–out a King Air B200 aircraft that is currently leased.

17

Supplementary Estimates – November
 Continued
(in thousands of dollars)

Voted Supplementary Estimates 2006-07
SaskEnergy Incorporated – Vote 77

Support for La Ronge Natural Gas Service Project (SE02)	7,000
7,000

Additional funding is required to support a SaskEnergy project to extend natural gas service to La Ronge and Weyakwin. This $7.0M grant will supplement an investment made by SaskEnergy and contributions by residential and commercial customers.

Total Budgetary Appropriation – To Be Voted	383,055

Amortization

Capital assets require an appropriation in the fiscal year they are acquired. These assets are not expensed upon acquisition. Under accrual accounting, capital assets are charged as an expense over their useful service life as they are consumed. The consumption of capital assets is referred to as amortization and does not require an appropriation. Loss on disposition of assets is also treated as amortization.

Amortization of Capital Assets

Community Resources	93
Environment	9,216
Property Management	51
Amortization is a non–voted, non–cash expense and is presented for information purposes only.	9,360

The amortization expense is increased due to a revised valuation on office space, loss of a fire fighting aircraft and the purchase of a leased aircraft by the Department of Property Management.

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Supplementary Estimates – November
 Continued
(in thousands of dollars)

Voted Supplementary Estimates 2006-07
Saskatchewan Infrastructure Fund – Vote 78

GRF Transfer to (from) the SIF	100,000
100,000

Additional funding is required to establish the Saskatchewan Infrastructure Fund (SIF) pursuant to The Infrastructure Fund Act. The initial $100M transferred to the SIF from the General Revenue Fund (GRF) will be used to meet the commitments for cultural and recreational infrastructure under the Building Communities Program over a three year timeframe.

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